Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

SEV, Inc.
(A Development Stage Company)

We hereby consent to this inclusion in this Registration Statement on Form S-1, of our reports dated December 9, 2009, of SEV, Inc. relating to the financial statements as of July 31, 2009 and 2008 and the period from inception (May 28, 2008) through July 31, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC
 Houston, Texas
 December 9, 2009